UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

KCG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street

New York, NY 10282

(Address of principal executive offices)

(646) 682-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 18, 2017, KCG Holdings, Inc. (“KCG”) commenced a plan (i) to exit its business in Asia through a shutdown of operations of its wholly-owned subsidiary, KCG Asia Pacific Pte. Ltd., to shutdown certain other operations conducted in Asia and Australia and to exit its foreign exchange market making business and (ii) to commence a workforce reduction plan, in order to reduce KCG’s expenses and operational complexity, while increasing KCG’s ability to focus on areas of competitive strength. Total charges related to these activities are expected to be approximately $18 million to $20 million, on a pre-tax basis, the majority of which will be recognized in the second quarter of 2017 with the balance expected to be recognized later in the year. Cash expenditures are expected to be approximately $12 to $14 million.

Shutdown of Certain Operations

Total charges related to the shutdown of KCG Asia Pacific Pte. Ltd. and other operations in Asia and Australia as well KCG’s exit of its foreign exchange market making business are expected to be approximately $8 to $10 million in writedown of fixed assets, intangibles and lease losses, on a pre-tax basis, the majority of which will be recognized in the second quarter of 2017 with the balance expected to be recognized later in the year. These charges do not include employee costs, which are described in the following paragraph. KCG also expects to incur an immaterial amount of legal and professional fees in connection with exiting its Asian and Australian operations. The exit from KCG’s Asian and Australian operations is expected to be completed by the fourth quarter of 2017.

Workforce Reduction Plan

The workforce reduction plan impacts approximately 12% of KCG’s workforce, and will be completed during the second quarter of 2017. KCG currently estimates that it will recognize a pre-tax charge in connection with the workforce reduction of approximately $10 million during the second quarter of 2017. The charge is expected to consist of severance, other one-time termination benefits, and other associated costs. All affected employees were notified by June 2, 2017.

The foregoing contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the size of the reduction and the estimated amount and timing of the related charges. Statements regarding future events are based on KCG’s current expectations and are necessarily subject to associated risks related to the completion of the reduction in force in the manner anticipated by KCG. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: KCG’s ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs and charges associated with the plan; risks associated with KCG’s ability to achieve the benefits of the planned workforce reduction; and KCG’s planned merger with Virtu Financial, Inc. For information regarding other factors that could cause KCG’s results to vary from expectations, please see the “Risk Factors” section of KCG’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. KCG undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCG Holdings, Inc.

(Registrant)
Date: June 2, 2017
	By:	/s/ John McCarthy
	Name:	John McCarthy

	Title:	General Counsel